Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

COEUR D’ALENE MINES CORPORATION

Effective July 17, 2012

ARTICLE I

OFFICES

The principal office of the corporation in the State of Idaho shall be located at 505 Front Avenue in the City of Coeur d’Alene, County of Kootenai. The corporation may have such other offices, either within or without the State of Idaho, as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation in the State of Idaho shall be identical with the principal office in the State of Idaho. The address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of shareholders shall be held on the second Tuesday in the month of May in each year at the hour of 9:30 a.m., or at such other time, on such other day, as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Idaho, such meeting shall be held on the next succeeding business day.

Section 2.2. Special Meetings.

(a) (i) Special meetings of the shareholders of the corporation (A) may be called at any time by the President or by the Board of Directors, for any purpose or purposes proper under applicable law; or (B) may be called by any other person or persons if and as to any matter authorized pursuant to the Articles of Incorporation (including any Certificate of Designations relating to any series of preferred stock) or any amendment thereto, in the manner, at the times and for the purposes so authorized; or (C) shall be called by the Secretary of the corporation at the written request of holders of at least twenty percent (20%) (the “Requisite Percent”) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting and that comply with the notice procedures set forth in Section 2.2(b)(i) with respect to any matter that is a proper subject for such meeting pursuant to Section 2.2(b)(ii) (a “Shareholder-Requested Special Meeting”).

(ii) For purposes of calculating the Requisite Percent under clause (a)(i)(C) above, a shareholder shall be deemed to be a “holder” of only those shares of the corporation having votes entitled to be cast on any issue proposed to be considered at the proposed special meeting and as to which the shareholder possesses both (A) the full voting rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the corporation, if in any such case such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “hold” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any shareholder to provide the notice described in Section 2.2(b)(i). A shareholder shall be deemed to “hold” shares during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “holder,” “held” and other variations of the word “hold” shall have correlative meanings. Whether shares of the corporation are “held” for these purposes shall be decided by the Board of Directors.

(b) (i) In order for a Shareholder-Requested Special Meeting to be called by the Secretary, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by shareholders that hold the Requisite Percent of shares of the corporation (or their duly authorized agents), must be delivered to the Secretary at the principal office of the corporation and must set forth the information required in a shareholder notice pursuant to Section 2.13(a)(iii) of these by-laws.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. If the shareholder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the shareholder. Any requesting shareholder may revoke his, her or its Special Meeting Request at any time prior to delivery to the Secretary of Special Meeting Requests representing holdings in the aggregate of the Requisite Percent by written revocation delivered to the Secretary at the principal office of the corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent ownership in the aggregate of less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the shareholders and the date of such determination is referred to herein as the “Request Receipt Date”.

(ii) A matter is a proper subject of a Shareholder Requested Special Meeting if it is a proper subject for shareholder action under, and does not involve a violation of, applicable law, unless:

(A) the Request Receipt Date occurs during the period commencing with the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders and ending on the date that is ninety (90) days after the most recent annual meeting of shareholders; or

(B) the matter relates to an item of business that is identical or substantially similar (as determined in good faith by the Board of Directors) to an item of business that was presented or is to be presented at any meeting of shareholders held or to be held within one hundred and twenty (120) days of the Request Receipt Date.

(iii) Any special meeting of shareholders shall be held at such date and time as may be fixed by the Board of Directors in accordance with these by-laws and in compliance with the Idaho Business Corporation Act; provided, however, that a Shareholder-Requested Special Meeting shall be called for a date not more than ninety (90) days after the Request Receipt Date unless a later date is required in order to allow the corporation to file the information required under Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, if applicable.

(iv) Business transacted at any special meeting shall be limited to the purpose or purposes described in the notice of the meeting. If none of the shareholders who submitted the Special Meeting Request appears or sends a qualified representative (as defined in Section 2.13(c)(i) below) to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request, the corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

Section 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Idaho as the place of meeting for any annual meeting or any special meeting called by the Board of Directors, the President or the Secretary, as applicable. If no other designation is made, the place of meeting shall be the principal office of the corporation in the State of Idaho.

Section 2.4. Notice of Meeting.

(a) Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by electronic transmission, by or at the direction of the President or the Board of the Directors to each shareholder entitled to vote at such meeting.

(b) When a meeting is adjourned or recessed to another time or place, notice need not be given of the adjourned or recessed meeting if the place, date and time thereof are announced at the meeting before the adjournment or recess is taken; provided, however, that if the date of any adjourned or recessed meeting is more than one hundred and twenty (120) days after the date fixed for the original meeting, a notice of the adjourned or recessed meeting shall be given to each shareholder entitled to vote at the meeting. If after the adjournment or recess a new record date is or must be fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date in accordance with Section 2.6 of these by-laws, and shall give notice of the adjourned or recessed meeting to each shareholder entitled to vote at such adjourned or recessed meeting as of the new record date.

Section 2.5. Organization.

(a) The Chairman of the Board of Directors, if present, shall preside at all meetings of the shareholders. If the Chairman of the Board of Directors is not present at a meeting of the shareholders, the Chief Executive Officer or another person designated by the Board of Directors shall preside in his or her absence.

(b) The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

(c) The Board of Directors and the chairman of the meeting each shall have the authority to adopt and enforce such rules or regulations for the conduct of meetings of shareholders and the safety of those in attendance as they shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall further have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on participation in the meeting to shareholders of the corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. The chairman of the meeting may, for any reason, from time to time, adjourn any meeting of shareholders pursuant to Section 2.9, or recess any meeting of shareholders, without notice other than announcement at the meeting and except as provided in Section 2.4(b).

Section 2.6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or recess thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is delivered or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.6, such determination shall apply to any adjournment or recess thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.7. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment or recess thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 2.8. Quorum. A majority of the votes entitled to be cast, represented in person or by proxy at the meeting, shall constitute a quorum at a meeting of shareholders. If a quorum exists: (a) action on a matter other than the election of Directors is approved if the votes cast favoring the action exceed the votes cast opposing the action, and (b) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, in either case except to the extent required by the Articles of Incorporation (including any Certificate of Designations relating to any series of preferred stock) or the Idaho Business Corporation Act. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.9. Adjourned Meeting. Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned for any reason from time to time by either the chairman of the meeting or a majority of the votes entitled to be cast, represented in person or by proxy at the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing or by an electronic transmission from the shareholder or by his, her or its duly authorized attorney-in-fact. The electronic transmission must contain or be accompanied by information from which one can reasonably verify that the shareholder, the shareholder’s agent, or the shareholder’s attorney-in-fact authorized the transmission. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11. Voting of Shares. Subject to the rights of the holders of any series of preferred stock, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.12. Reserved.

Section 2.13. Notice of Shareholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors (or any committee thereof) or (B) by any shareholder of the corporation who is a shareholder at the time the notice provided for in this Section 2.13(a) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13(a).

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (B) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper subject for shareholder action. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal office of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or re-election as a Director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; provided, however, that, in addition to the information required in the shareholder’s notice pursuant to this Section 2.13(a)(ii)(A), the corporation may require each such person to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such person to serve as a Director of the corporation, including information relevant to a determination whether such person can be considered an independent Director;

(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed:

(1) the name and address of such shareholder, as they appear on the corporation’s books, and the name and address of such beneficial owner,

(2) the class and number of shares of capital stock of the corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting, and

(3) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(D) as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner:

(1) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined below) by such shareholder or beneficial owner as of the date of the notice, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such shareholder or beneficial owner as of the record date for the meeting,

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner) and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or maintain, increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

(iii) This Section 2.13(a) shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting, including, if the notice so provides, such other matter or matters as the chairman of the meeting or the Board of Directors shall bring before the meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof) or (ii) by any shareholder of the corporation (A) who is a shareholder at the time the notice provided for in this Section 2.13(b) is delivered to the Secretary of the corporation, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.13, or (iii) in the case of a Shareholder-Requested Special Meeting, by any shareholder of the corporation pursuant to Section 2.2. In the event the corporation calls a special meeting of shareholders (other than a Shareholder-Requested Special Meeting) for the purpose of electing one or more Directors to the Board of Directors, any such shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by Section 2.13(a)(ii) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding any other provision of these by-laws, in the case of a Shareholder-Requested Special Meeting, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2.

(c) General.

(i) Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at any meeting of shareholders of the corporation to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13. If any proposed nomination or business was not made or proposed in compliance with this Section 2.13, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the shareholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.13 to the corporation within the timeframes specified herein, or if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of Section 2.2(b)(iv) and this Section 2.13, to be considered a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission thereof) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(ii) For purposes of this Section 2.13, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.13, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 2.14. Inspectors of Election. Before any meeting of shareholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be shareholders. No Director or nominee for the office of Director shall be appointed such an inspector.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

Section 2.15. Action by Shareholders Without a Meeting. Any action required or permitting to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. General Powers. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities these by-laws expressly confer upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation (including any Certificate of Designations relating to any series of preferred stock) or these by-laws required to be exercised or done by the shareholders.

Section 3.2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than five (5) nor more than eleven (11), the exact number to be determined from time to time solely by resolution adopted by affirmative vote of a majority of the Directors then in office. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Idaho. No person shall serve as a Director unless such person is a shareholder of the corporation.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without notice other than this by-law, immediately after, and at the same place as, the annual meeting of shareholders.

All other meetings of the Board of Directors, regular or special, or meetings of any committee designated thereby, may be held either within or without the State of Idaho at a place to be designated by the Board of Directors. Regular or special meetings of the Board of Directors may be called by, or at the request of, the Chairman, President or any two Directors. A regular meeting of the Board of Directors shall be held during each calendar quarter of the year with the date of each regular meeting publicized among all Directors.

Special meetings of the Board of Directors may be held upon twenty-four (24) hours written or oral notice thereof before the meeting, being given to each Director. Notice of special meetings need not specify the business to be transacted at, or the purposes of, such meetings.

Any Director may waive notice of any special meeting. The attendance of a Director at a special meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the waiver of notice of such meeting.

The members of the Board of Directors, or any committee designated thereby, may participate in a regular or special meeting of the Board of Directors or any committee designated thereby by means of a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 3.4. Quorum. A majority of the number of Directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 3.5. Manner of Acting. Except as otherwise provided in these by-laws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.6. Chairman of the Board of Directors. The Chairman of the Board of Directors, if present, shall preside at meetings of the shareholders and Directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, another Director chosen by the Board of Directors shall preside in his or her absence.

Section 3.7. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these by-laws for the conduct of its meetings and management of the business and affairs of the corporation as the Board of Directors shall deem proper.

Section 3.8. Action Without A Meeting. Any action required or permitted to be taken by the Board of Directors or any committee designated thereby at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

Section 3.9. Resignations. Any Director may resign at any time upon notice given in writing to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 3.11. Compensation. The Board of Directors shall have the authority to fix the compensation, if any, of Directors by adopting a resolution fixing such compensation and may also provide for the payment of expenses incurred by each Director in the performance of his or her duties.

Section 3.12. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within three (3) days after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.13. Director Emeritus. The Directors may at any time appoint any of the former Directors as a Director Emeritus. Such a Director may be entitled to participate in meetings of the Board of Directors, but shall not count toward a quorum or be entitled to vote on any matters.

Section 3.14. Emergency By-laws. In the event of any emergency, as referred to in Section 30-1-207 of the Idaho Business Corporation Act, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the Director or Directors in attendance at the meeting shall constitute a quorum. Such Director or Directors in attendance may further take action to appoint one or more of themselves or other Directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

Section 3.15. Committees of the Board of Directors.

(a) The Board of Directors may designate one or more committees, and appoint one or more Directors to serve on any such committees. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member during the member’s absence or disqualification. Unless the Articles of Incorporation or these by-laws or the resolution creating the committee provide otherwise, in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent specified by the Board of Directors or in the Articles of Incorporation or these by-laws, may exercise the powers of the Board of Directors; but no such committee shall have the power or authority in reference to:

(1) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors;

(2) approve or propose to shareholders action that the Idaho Business Corporation Act requires be approved by shareholders;

(3) fill vacancies on the Board of Directors or, subject to Section 3.15(a), any committee thereof; or

(4) adopt, amend or repeal by-laws.

(b) Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these by-laws for the conduct of its meetings as such committee may deem proper.

ARTICLE IV

OFFICERS

Section 4.1. Number. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer and, in the discretion of the Board of Directors, a Controller, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 4.2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors to serve for the term established by the Board of Directors. Such elections shall be held at a meeting duly called for such a purpose. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3. Removal and Resignation.

Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the corporation, but such resignation shall be without prejudice to the contract rights, if any, of the officer so resigning.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

Section 4.5. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge of the conduct of the business of the corporation and shall have and perform all powers and duties incident to the office of the Chief Executive Officer of a corporation (except when the President, as such, must act in order to comply with the provisions of any law) and such other powers and duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.6. Chief Financial Officer. The Chief Financial Officer shall have general responsibility for overall supervision of the financial operations of the corporation and shall perform all duties incident to the office of the Chief Financial Officer and have such other powers and duties as from time to time may be assigned to him or her by the Board of Directors or by the Chief Executive Officer.

Section 4.7. President. The President shall have general responsibility for the management and control of the operations of the corporation. The President shall have the power to affix the signature of the corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and have such other powers and duties as from time to time may be conferred upon him or her or assigned to him or her by the Board of Directors or by the Chief Executive Officer.

Section 4.8. The Vice-Presidents. The Vice-President or the Vice-Presidents shall perform such duties as from time to time may be assigned to them by the President or by the Board of Directors. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed.

Section 4.9. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation; (d) keep a register for the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 4.10. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.3 of these by-laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If

required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 4.11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 4.12. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the corporation.

Section 4.13. Controller. The Controller shall perform such financial and accounting duties as may be assigned to him or her by the Board of Directors or by the President.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors.

Section 5.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 5.4. Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

OWNERSHIP OF SHARES AND THEIR TRANSFER

Section 6.1. Ownership of Shares. Shares of the corporation may be owned either in (i) certificated form, in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form pursuant to procedures adopted by the Board of Directors, in which the shares will be held in book-entry form in a Direct Registration System (“DRS”) and no physical certificate is printed.

Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 6.2. Transfer of Shares. Transfer of shares of the corporation shall be made either (i) if in uncertificated form, by electronic book-entry transfer pursuant to a DRS, or (ii) if in certificated form, by a transfer of the stock certificate representing the shares. Transfer of certificated shares shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereupon the name of the corporation and the state of incorporation and the words “Corporate Seal”.

ARTICLE X

SUBJECT TO LAW AND ARTICLES OF INCORPORATION

All powers, duties and responsibilities provided for in these by-laws, whether or not explicitly so qualified, are qualified by the Articles of Incorporation (including any Certificate of Designations relating to any series of preferred stock) and applicable law.

ARTICLE XI

NOTICE

Section 11.1. Methods of Notice.

(a) Any notice under the Idaho Business Corporation Act or these by-laws must be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b) Notice may be communicated in person; by mail or other method of delivery; or by telephone, voice mail, email, facsimile or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

(c) It shall not be necessary that the same method of giving notice be employed in respect of all Directors or shareholders. One permissible method may be employed in respect of any one or more Directors or shareholders; and any other permissible method or methods may be employed in respect of any other or others.

Section 11.2. Notice to Corporation. Unless otherwise required by these by-laws, written notice to the corporation may be addressed to its registered agent at its registered office or to the corporation or its Secretary at its principal office shown in its most recent annual report filed with the Idaho Secretary of State.

Section 11.3. Effective Date of Notice.

(a) Written notice by the corporation to a shareholder, if in a comprehensible form, is effective and delivered:

(i) Upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders, or

(ii) When electronically transmitted to the shareholder in a manner authorized by the shareholder.

(b) Except as provided in Section 11.3(a), written notice, if in a comprehensible form, is effective at the earliest of the following:

(i) When received;

(ii) Five (5) days after its deposit in the United States mail, if mailed postpaid and correctly addressed;

(ii) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c) Oral notice is effective when communicated if communicated in a comprehensible manner.

Section 11.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these by-laws, the Articles of Incorporation (including any Certificate of Designations relating to any series of preferred stock) or the Idaho Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

AMENDMENTS

These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the Board of Directors subject to repeal or change by the shareholders at any regular or special meeting.

ARTICLE XIII

EXECUTIVE COMMITTEE

Section 13.1. Appointment. The Board of Directors by a resolution adopted by a majority of the full Board of Directors, may designate three (3) or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 13.2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by law, the resolution appointing the executive committee, the Articles of Incorporation or these by-laws.

Section 13.3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

Section 13.4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 13.5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 13.6. Action Without A Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 13.7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 13.8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.9. Procedure. The executive committee shall elect a presiding officer from its members. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIV

INDEMNIFICATION AND ADVANCE FOR EXPENSES

Section 14.1. Right to Indemnification—Directors. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative, arbitrative, investigative or otherwise, and whether formal or informal, because he or she is or was a Director of the corporation, or while a Director, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all liability incurred in such proceeding, except, in accordance with the Articles of Incorporation, liability for: (a) receipt of a financial benefit to which the Director is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of Section 30-1-833 of the Idaho Business Corporation Act; or (d) an intentional violation of criminal law.

Section 14.2. Right to Indemnification—Officers and Employees. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative, arbitrative, investigative or otherwise, and whether formal or informal, because he or she is or was an officer or employee of the corporation, or while an officer or employee, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all liability incurred in such proceeding if: (a) the officer or employee conducted himself or herself in good faith; (b) the officer or employee reasonably believed, in the case of conduct in her or her official capacity, that the conduct was in the best interests of the corporation and in all cases, that the conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, the officer or employee had no reasonable cause to believe that the conduct was unlawful.

Section 14.3. Limits on Indemnification. Notwithstanding the foregoing, unless ordered by a court, no indemnification shall be made in connection with: (a) any proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with such proceeding if it is determined that a Director, officer or employee has met the relevant standard of conduct set forth in Section 14.1 or 14.2; or (b) any proceeding with respect to which a Director, officer or employee was adjudged liable on the basis that such person received a financial benefit to which he or she was not entitled, whether or not involving action in such person’s official capacity.

Section 14.4. Proceedings Brought by Indemnitees. Notwithstanding anything in this Article XIV, except as otherwise required by law or provided in this Section 14.4 with respect to proceedings to enforce rights under this Article XIV, the corporation shall indemnify a Director, officer or employee in connection with a proceeding, or part thereof, initiated by such person (including claims and counterclaims, whether such counterclaims are asserted by such person or by the corporation in a proceeding initiated by such person) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors. To the extent that a Director, officer or employee has been successful, in whole or in part, in any proceeding brought to enforce rights under this Article XIV (or in any proceeding brought by the corporation to recover an advance for expenses pursuant to the terms of an undertaking), he or she shall be indemnified against reasonable expenses incurred by him or her in connection therewith.

Section 14.5. Mandatory Indemnification. Notwithstanding any other provision of these by-laws, to the extent that a Director, officer or employee is successful, on the merits or otherwise, in defense of any proceeding referred to in Section 14.1 or 14.2, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all expenses actually and reasonably incurred by him or her in connection therewith. If such Director, officer or employee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the corporation shall indemnify him or her against all expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 14.5 and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 14.6. Determination of Entitlement to Indemnification. Any indemnification of a Director, officer or employee under Section 14.1 or 14.2 (unless ordered by a court) shall be made by the corporation only as authorized upon a determination that indemnification of such person is proper in the circumstances because he or she has met the relevant standard of conduct set forth in Section 14.1 or 14.2. In the case of a person who is or was a Director or officer, such determination shall be made in accordance with the procedures set forth in Section 30-1-855 of the Idaho Business Corporation Act, and, in the case of a person who is or was an employee of the corporation, such determination shall be made by the disinterested Directors, or by the Chief Executive Officer or any other officer of the corporation authorized to make such determination.

Section 14.7. Right to Advance for Expenses. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by: (a) a Director in defending any proceeding referred to in Section 14.1; or (b) an officer or employee in defending any proceeding referred to in Section 14.2; provided, however, that any funds shall be advanced to a Director, officer or employee only if such person delivers to the corporation: (a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct set forth in Section 14.1 or 14.2 or, in the case of a Director, that the proceeding involves conduct for which liability has been eliminated under the Articles of Incorporation; and (b) a written undertaking to repay any funds advanced if such person is not entitled to mandatory indemnification under Section 14.5 and it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that such person did not meet the relevant standard of conduct set forth in Section 14.1 or 14.2.

Section 14.8. Non-Exclusivity. The rights provided by this Article XIV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and to action in another capacity while holding such office. The rights conferred upon indemnitees in this Article XIV shall be contract rights that shall vest at the time an individual becomes a Director, officer or employee of the corporation and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article XIV that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 14.9. Indemnification of Agents. The corporation may, to the extent authorized from time to time, grant rights to indemnification and to advance for expenses to any agent of the corporation to the fullest permitted by law.

Section 14.10. Indemnification Agreements; Insurance. The corporation shall have the power to enter into agreements with any Director, officer, employee or agent in furtherance of the provisions of this Article XIV to provide for the payment of such amounts as may be appropriate to effect the indemnification and advance for expenses as provided in this Article XIV. The corporation may purchase and maintain insurance to protect itself and any person who is or was a Director, officer, employee or agent of the corporation, or while a Director, officer, employee or agent, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify or advance expenses to him or her against such liability under the provisions of this Article XIV or otherwise.

Section 14.11. Settlements. The corporation shall not be liable to provide indemnification under this Article XIV for any amounts paid in settlement of any proceeding effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 14.12. Subrogation. In the event of payment under this Article XIV, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 14.13. Severability. If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XIV (including, without limitation, all portions of any section of this Article XIV containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XIV (including, without limitation, all portions of any section of this Article XIV containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the corporation provide protection to the indemnitee to the fullest enforceable extent.

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The foregoing constitute the by-laws of Coeur d’Alene Mines Corporation as last amended effective July 17, 2012.